TEMPORARY LIMITED WAIVER AGREEMENT

THIS TEMPORARY LIMITED WAIVER AGREEMENT, dated May 10, 2016 (the “Signing Date”) and effective as of March 31, 2016 (this “Agreement”), is entered into by and between C&J Energy Services Ltd. (“Parent”), CJ Lux Holdings S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 15, rue Edward Steichen, L-2540 Luxembourg, having a share capital of $2,000,000 and registered with the Luxembourg Register of Commerce and Companies under number B190.857 (“Luxembourg Borrower”), CJ Holding Co. (“U.S. Borrower” and, together with Parent and Luxembourg Borrower, the “Borrowers”), certain other Loan Parties identified on the signature pages hereto, Bank of America, N.A., in its capacity as Administrative Agent under the Credit Agreement (as defined below) (in such capacity, the “Agent”) and the lenders appearing on the signature pages hereto (the “Consenting Lenders”). Each of the foregoing shall be referred to herein as a “Party” and collectively as the “Parties.”

WITNESSETH:
WHEREAS, the Borrowers, the Agent and the Lenders are party to that certain Second Amended and Restated Credit Agreement dated as of September 29, 2015 (as amended, restated, extended, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”);
WHEREAS, the Borrowers anticipate that they will be unable to comply with Section 7.11(d) of the Credit Agreement for the six-month period ending March 31, 2016 which failure would constitute an Event of Default under Section 8.01(b) the Credit Agreement (such default, the “Covered Default”);
WHEREAS, the Borrowers acknowledge and agree that, upon the occurrence and during the continuance of an Event of Default of the nature of the Covered Default, the Agent is (acting at the request of, or with the consent of, the Majority Specified Lenders (as defined below)) entitled by notice to the Borrowers to accelerate certain of the Obligations, to seek immediate repayment in full of the Obligations and to exercise any or all of its rights and remedies under the Loan Documents or applicable law;
WHEREAS, the Borrowers have requested that the Agent and the other Secured Parties temporarily waive the Covered Default during the Temporary Waiver Period (as defined below) in order to permit the Borrowers to negotiate the terms of a transaction to resolve such Covered Default and to restructure the Borrowers’ capital structure (a “Restructuring Transaction”);
WHEREAS, Section 10.01 of the Credit Agreement provides that Lenders holding more than 50% of the aggregate principal amount of the Revolving Credit Commitments and Initial Tranche B-1 Term Loans (collectively, the “Majority Specified Lenders”) have the ability to waive, amend, supplement or modify the financial covenants set forth in Section 7.11 of the Credit Agreement (including any defined terms related thereto) with respect to the Revolving Facility and the Initial Tranche B-1 Term Loan only without the consent or approval of any other Lender;

WHEREAS, the Borrowers have requested that the Required Lenders and the Required Revolving Lenders waive the deemed making of the representations and warranties set forth in Sections 5.05(d) and 5.18 of the Credit Agreement (the “Specified L/C Representations”), required pursuant to Section 4.02 of the Credit Agreement with respect to the L/C Credit Extension to be made pursuant to that certain Letter of Credit Application, dated May 4, 2016 by the U.S. Borrower in favor of Liberty Mutual Insurance Company to increase the amount available thereunder by USD $5,900,000 (the “L/C Increase Amount”);
WHEREAS, Section 10.01(b) of the Credit Agreement provides that the Required Lenders and the Required Revolving Lenders have the ability to waive any conditions set forth in Section 4.02 of the Credit Agreement without the consent or approval of any other Lender;
WHEREAS, the Agent and the Consenting Lenders, which constitute the Majority Specified Lenders (and solely in the case of the L/C Increase Amount, the Required Lenders and the Required Revolving Lenders) under the Credit Agreement, agree to accommodate such request of the Borrowers on the terms and subject to the conditions herein set forth;
NOW, THEREFORE, in consideration of the foregoing, the covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
Section 1.Incorporation of Recitals.
Each of the Loan Parties acknowledges that the recitals set forth above are true and correct in all material respects.
Section 2.Amounts Owing.
Each of the Loan Parties acknowledges and agrees that, as of the date hereof, the Borrowers are indebted to the Secured Parties in an aggregate amount equal to (a) the aggregate principal amount of Revolving Credit Loans (including any Swing Line Loans) outstanding under the Credit Agreement in an amount equal to $284,400,000, plus accrued and unpaid interest thereon, plus (b) the aggregate principal amount of Initial Tranche B-1 Term Loan outstanding under the Credit Agreement in an amount equal to $569,250,000, plus accrued and unpaid interest thereon, plus (c) the aggregate principal amount of Initial Tranche B-2 Term Loan outstanding under the Credit Agreement in an amount equal to $480,150,000, plus accrued and unpaid interest thereon, plus (d) all obligations with respect to Letters of Credit outstanding under the Credit Agreement, plus (e) all obligations, if any, pursuant to any Secured Cash Management Agreement or Secured Hedge Agreement, plus (f) the unpaid actual out-of-pocket expenses incurred by the Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and all unpaid out-of-pocket expenses incurred by the Agent and any Lender in connection with the enforcement or protection of their rights or in connection with this Agreement, the Credit Agreement and the other Loan Documents, in connection with the Obligations under the Credit Agreement or incurred during any workouts, restructuring or negotiating in respect of such Obligations, as and to the extent set forth in Section 10.04(a) of the Credit Agreement, and such amounts are outstanding without defense, offset or counterclaim; provided that such amounts shall not include any Excluded Swap Obligations.

Section 3.Temporary Limited Waiver; Temporary Waiver Period.
(a)In reliance upon the representations, warranties and covenants of the Loan Parties contained in this Agreement, and upon the terms and subject to the conditions of this Agreement, effective as of March 31, 2016, each of the Agent and Consenting Lenders hereby waives, for all purposes under the Credit Agreement and the other Loan Documents (subject to Section 4(a) hereof), (i) the Covered Default and (ii) the failure to make the Specified L/C Representations until the Temporary Waiver Period ends in accordance with its terms (the “Temporary Waiver”). The Borrowers acknowledge and agree that the Temporary Waiver is limited to the extent specifically set forth above and no other terms, covenants or provisions of the Credit Agreement or any other Loan Document are intended pursuant to this Section 3 to (or shall) be affected hereby, all of which remain in full force and effect unaffected hereby. Except for the Covered Default during the Temporary Waiver Period as described in the first sentence of this Section 3(a), each of the Borrowers acknowledges and agrees that the Temporary Waiver shall not waive (or be deemed to be or constitute a waiver of) any covenant, term or provision in the Credit Agreement or any other Loan Document (or any breach thereof or any Default or Event of Default (other than the Covered Default)) or hinder, restrict or otherwise modify any of the rights and remedies of any of the Lenders or the Agent in respect of any present or future Default or Event of Default (other than the Covered Default) under the Credit Agreement or any other Loan Document, at law, in equity or otherwise.
(a)    The “Temporary Waiver Period” shall commence on March 31, 2016 and shall terminate immediately and automatically upon the earliest to occur of (i) May 31, 2016, at 11:59 pm New York time and (ii) the occurrence of a Temporary Waiver Termination Event (as defined below). Upon the occurrence of a Temporary Waiver Termination Event, the Temporary Waiver Period shall immediately end without the requirement of any demand, presentment, protest, notice or other action of any kind, all of which Borrowers and the other Loan Parties each waives, and the Agent and the Majority Specified Lenders shall be entitled to exercise all rights and remedies available under the Loan Documents and/or applicable law in respect of the Covered Default.
(b)    The occurrence of any of the following events or circumstances shall constitute a termination event with respect to the Temporary Waiver (each, a “Temporary Waiver Termination Event”):
(i)    the occurrence and continuation of (i) a Default under Section 8.01(a) of the Credit Agreement or (ii) any Event of Default under the Credit Agreement that is not a Covered Default;
(ii)    a breach by the Borrowers or any Loan Party of any provision of this Agreement; provided that in the case of Section 5(a)(i) and (ii) of this Agreement, such breach shall remain unremedied for a period of five Business Days after written notice thereof from the Agent to any of the Borrowers; or
(iii)    any representation or warranty contained in this Agreement shall be incorrect in any material respect as of the date hereof; provided that if any such representation or warranty is qualified by or subject to a materiality qualification, such representation or warranty shall be true and correct in all respects.

(c)    The Temporary Waiver is limited in nature and nothing contained herein is intended, or shall be deemed or construed (i) to constitute a waiver of any future Defaults or Events of Default (other than the Covered Default during the Temporary Waiver Period) or compliance with any term or provision of the Loan Documents (other than the Specified L/C Representations in respect of the L/C Increase Request) or applicable law or (ii) to establish a custom or course of dealing between the Loan Parties, on the one hand, and the Agent and/or any Lender, on the other hand.
(d)    Immediately upon the Temporary Waiver Period ending in accordance with its terms, the agreements set forth in Section 3(a) shall be void ab initio (it being understood, for the avoidance of doubt, that this provision shall not impair the effectiveness of any provisions of this Agreement including Section 4, which shall remain in full force and effect). In furtherance of the foregoing, and notwithstanding the occurrence of the Temporary Waiver Effective Date, each of the Loan Parties acknowledges and confirms that, subject to the Temporary Waiver, all rights and remedies of the Agent and the Lenders under the Loan Documents and applicable law with respect to the Borrowers or any other Loan Party shall continue to be available to the Agent and the Lenders.
(e)    The parties hereto agree that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Agent or any Lender may be entitled to take or bring in order to enforce its rights and remedies against the Borrowers or any other Loan Party are, to the fullest extent permitted by law, tolled and suspended during the Temporary Waiver Period.
Section 4.    Covenants.
(a)    Notwithstanding the effectiveness of the Temporary Waiver, during the period commencing on the Signing Date and ending on the last day of the Temporary Waiver Period, each Loan Party shall comply with all obligations, limitations, restrictions or prohibitions that would otherwise be effective or applicable under the Credit Agreement or any of the other Loan Documents during the continuance of any Default or Event of Default; provided that (i) the L/C Increase Amount shall be permitted subject to the satisfaction of Section 7 hereof (including Section 7(b)) and (ii) solely in respect of Net Cash Proceeds received from the Disposition in one or more transactions of all or a portion of the business conducted by of Total E&S, Inc. and Blue Ribbon Technology, Inc., notwithstanding the default blocker in Section 2.05(b)(ii) of the Credit Agreement, the Term Borrower shall not be required to offer to prepay the Term Loans with such Net Cash Proceeds, (A) until the aggregate amount of the Net Cash Proceeds derived from all Dispositions in any fiscal year of the Parent is equal to or greater than $25,000,000 or (B) at the election of the Term Borrower (as notified by the Term Borrower to the Agent on or prior to the date on which a notice of prepayment shall be required to be delivered to the Agent pursuant to Section 2.05(b)(v) of the Credit Agreement), to the extent a Loan Party or a Restricted Subsidiary reinvests all or any portion of such Net Cash Proceeds in operating assets (other than current assets) within 365 days after the receipt of such Net Cash Proceeds (or, if such Loan Party or Restricted Subsidiary shall have entered into a legally binding commitment within such 365-day period to so apply such Net Cash Proceeds, within 180 days following such 365-day period); provided that if such Net Cash Proceeds shall have not been so reinvested within the applicable period, the Term Borrower shall immediately offer to prepay the Term Loans in an aggregate amount equal to such Net Cash Proceeds.

(b)    Notwithstanding any other provision of the Credit Agreement, during the period commencing on the Signing Date and ending on the last day of the Temporary Waiver Period, without the express written consent of the Majority Specified Lenders, each Loan Party shall not and shall cause each Restricted Subsidiary not to:
(i)    engage in any asset sales outside the ordinary course of business pursuant to Section 7.05(g) of the Credit Agreement, except to the extent consideration therefor is in cash and for fair market value; or
(ii)    pay or set aside funds for the purpose of making any payments to or on behalf of Nabors (including, without limitation, in respect of any debt owed to Nabors, any payments of principal, interest, fees or expenses).
(c)    The Borrowers shall pay all fees and expenses incurred by the Agent (including the fees and expenses of Davis Polk & Wardwell LLP (“Davis Polk”), FTI Consulting, Inc. (“FTI”), Moelis & Company (“Moelis”) and one local counsel in each jurisdiction in which Collateral is located or Loan Parties are organized) in connection with the Credit Agreement, this Agreement and any other instruments or documents being executed and delivered in connection herewith and the transactions contemplated hereby, including any restructuring, in each case as provided in Section 10.04(a) of the Credit Agreement. Amounts from the Retainers (as defined below) shall be applied by Davis Polk, FTI and Moelis, as applicable, in respect of the accrued fees and expenses of such professionals in accordance with the terms of their respective engagement agreements. The Borrowers shall, within two Business Days of receipt of an invoice therefor, promptly pay directly to Davis Polk an additional retainer amount (an “Ongoing Retainer”) in the amount of such fees and expenses paid from Davis Polk’s Retainer during the period of the applicable invoice.
(d)    Within ten Business Days after the date hereof, the Borrowers shall have delivered updated (i) Schedules 1.01(c) (Mortgaged Property), 1.01(d) (Mortgaged Property Support Documents), 1.01(e) (Excluded Subsidiaries), 5.06 (Litigation), 5.13 (Subsidiaries; Other Equity Investments; Loan Parties; Restricted and Unrestricted Subsidiaries) and 6.12 (Guarantors) to the Credit Agreement and (ii) Schedules to the Security Agreements, in each case, certified by a Responsible Officer to be complete and accurate as of the date thereof and substantially in the form previously delivered to the Agent under the Credit Agreement.
Section 5.    Information and Financial Data; Access to Properties and Inspections.
(a)    Each Loan Party agrees (i) to provide the Agent and its representatives with reasonable access to inspect such Loan Party’s financial records and properties pursuant to Section 6.10 of the Credit Agreement but without the limitations on the frequency of visits contained therein, provided that such visits shall be during normal business hours and (ii) promptly to provide such customary financial and other information regarding the Loan Parties and their respective businesses and operations that the Agent or its advisors may reasonably request to the extent (w) such information is readily available to a Loan Party, (x) such information is not subject to attorney/client privilege, (y) such information does not constitute trade secrets and (z) the provision of such information is not prohibited by law or by the legally binding confidentiality obligations of any Loan Party to a third party (other than another Loan Party); provided that the Borrowers shall use commercially reasonable efforts to obtain the consent of any such third party to provide such information to the Agent or its advisors on a confidential basis and use commercially reasonable efforts to communicate, to the extent permitted, the applicable information in a way that would not risk waiver of such privilege or violate the applicable obligation.
Section 6.    Representations and Warranties.
(a)    Each of the Loan Parties hereby represents and warrants to the Agent and the Consenting Lenders that as of the date hereof:
(i)    the execution, delivery and performance of this Agreement by each of the Loan Parties has been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of the Loan Parties’ Organization Documents; (b) conflict with or result in any breach or contravention of, or require any payment to be made under (i) any material Contractual Obligation to which each of the Loan Parties is a party or affecting each of the Loan Parties or the properties of each of the Loan Parties or any of its Restricted Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which each of the Loan Parties or its property is subject; (c) violate any Law to which each of the Loan Parties or its property is subject; or (d) result in the creation of any Lien on any property of Parent or any Restricted Subsidiary;
(ii)    no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, each of the Loan Parties of this Agreement, other than those obtained prior to the Temporary Waiver Effective Date or being obtained in connection herewith;
(iii)    each of the representations and warranties made by any Loan Party set forth in Article V of the Credit Agreement (other than in Sections 5.05(d) and 5.18) or in any other Loan Document (giving effect to the updated schedules to be provided pursuant to Section 4(d) hereof) is true and correct in all material respects as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to earlier dates, in which case they shall be true and correct in all material respects as of such earlier date; and
(iv)     no Default or Event of Default has occurred and is continuing other than the Covered Default.
Section 7.    Conditions to Effectiveness of this Agreement.
(a)    This Agreement (other than in respect of the L/C Increase Amount) shall become effective (the date of such effectiveness being referred to herein as the “Temporary Waiver Effective Date”) upon satisfaction or waiver of each of the following conditions:
(i)    execution and delivery of this Agreement by the Agent, the Majority Specified Lenders and the Loan Parties and, in each case, delivered to the Agent;

(ii)    receipt by the Agent of a notice (conditioned only the occurrence of the Temporary Waiver Effective Date, which condition shall be satisfied upon the effectiveness this Agreement) from the Parent to permanently reduce the Revolving Credit Commitments by $100,000,000 from $400,000,000 to $300,000,000 in accordance with Section 2.06(a) of the Credit Agreement and such permanent reduction shall be immediately effective after the effectiveness of this Agreement; and
(iii)    receipt by each of Davis Polk, FTI and Moelis of an advance retainer in respect of their fees and expenses allowed pursuant to Section 4(d) hereof in an amount equal to USD $150,000 payable to each of FTI and Moelis and USD $300,000 payable to Davis Polk (the aggregate amount of which retainers payable to all of them collectively shall not exceed USD $600,000), in cash (each, an “Initial Retainer” and collectively together with the Ongoing Retainer, the “Retainers”).
(b)    The waiver in respect of the L/C Increase Amount under this Agreement shall become effective upon satisfaction or waiver of each of the following conditions:
(i)    the occurrence of the Temporary Waiver Effective Date;
(ii)    other than the deemed making of the Specified L/C Representations, all other conditions precedent in Section 4.02 of the Credit Agreement shall have been satisfied or waived; and
(iii)    execution and delivery of this Agreement by the Required Lenders and the Required Revolving Lenders and, in each case, delivered to the Agent.
Section 8.    Notice of Default.
The Borrowers shall provide notice to the Agent, as soon as possible but in any event within two Business Days of obtaining knowledge of the occurrence any Temporary Waiver Termination Event, which notice shall state that such event occurred and set forth, in reasonable detail, the facts and circumstances that gave rise to such event. Such notice shall be delivered by electronic mail to:
Agency Management Services
Bank of America, N.A.
Bank of America Plaza
901 Main Street
Mail Code: TX1-492-14-19
Dallas, TX 75202-3714
Attn: Maurice Washington, VP, Agency Management Officer III (maurice.washington@baml.com)

With copies to:

Davis Polk & Wardwell LLP
450 Lexington Avenue

New York, NY 10017
Attn:     Jinsoo Kim (jinsoo.kim@davispolk.com),

All notices given in accordance with the provisions of this Section 8 shall be deemed to have been given on the date of receipt.
Section 9.    Effect Upon Credit Agreement; Ratification of Liability; No Waiver; Etc.
(a)    From and after the date hereof, (i) the term “Agreement” in the Credit Agreement, and all references to the Credit Agreement in any Loan Document, shall mean the Credit Agreement, as interpreted in accordance with the terms of this Agreement, and (ii) the term “Loan Documents” in the Credit Agreement and the other Loan Documents shall include, without limitation, this Agreement and any agreements, instruments and other documents executed and/or delivered in connection herewith.
(b)    Each of the Loan Parties hereby ratifies and reaffirms as of the date of this Agreement all of its obligations under each Loan Documents to which it is a party in respect of payment, performance, indemnification or otherwise including, without limitation, guarantees of such obligations, and hereby ratifies and reaffirms its grant of liens on or security interests in their properties pursuant to such Loan Documents as security for the Obligations under or with respect to the Credit Agreement and confirms and agrees that such liens and security interests secure all of the Obligations, including any additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Credit Agreement or any other Loan Document.
(c)    Except as expressly provided herein, nothing in this Agreement is intended or shall be deemed or construed to in any way waive, alter or impair the obligations or any of the rights or remedies of the Agent or the Lenders under the Loan Documents or applicable law. All terms and provisions of the Loan Documents remain in full force and effect, except to the extent expressly modified by this Agreement. Each of the Loan Parties acknowledges that the Agent and the Consenting Lenders have made no representations as to what actions, if any, they will take after the Temporary Waiver Period, and the Agent and each Consenting Lender hereby specifically reserves any and all rights, remedies, and claims it has (after giving effect hereto) with respect to the Events of Default and each other Default that may occur.
Section 10.    Release.
In consideration of, among other things, the waiver, amendments and other agreements provided for herein, each Borrower and each other Loan Party (on its own behalf and on behalf of its respective Subsidiaries) forever waives, releases and discharges any and all claims (including, without limitation, cross-claims, counterclaims, rights of setoff and recoupment), causes of action, demands, suits, costs, expenses and damages that it now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, against the Agent and/or any Lender (in their respective capacities as such) and any of their respective subsidiaries and affiliates, and each of their respective successors, assigns, officers, directors, employees, agents, attorneys and other advisors or representatives (collectively, the “Released Parties”); provided that in each case such claim is based in whole or in part on facts, events or conditions, whether known or unknown, existing on or prior to the date hereof and which arise out of or are related to the Credit Agreement or the Credit Agreement as amended by this Agreement, the other Loan Documents, the Obligations or the Collateral; provided further that nothing herein will constitute a release or discharge of any claims or causes of action based on acts or omissions constituting gross negligence or willful misconduct of such applicable Released Party as determined by final order of a court of competent jurisdiction (collectively, the “Released Claims”). The Borrowers and other Loan Parties further agree to refrain from commencing, instituting or prosecuting, or supporting any Person that commences, institutes, or prosecutes, any lawsuit, action or other proceeding against any and all Released Parties with respect to any and all Released Claims.
Section 11.    Successors and Assigns.
This Agreement shall be binding upon and inure to the benefit of each Party hereto and their respective successors and assigns. During the period commencing on the Signing Date and ending on the last day of the Temporary Waiver Period, no Consenting Lender shall transfer or assign its rights under the Credit Agreement or this Agreement absent the written agreement of the transferee or assignee to be bound by the terms of this Agreement, but no Consenting Lender shall be further limited in its transfer or assignment rights other than as provided in the Credit Agreement.
Section 12.    No Third-Party Beneficiaries.
No Person other than Borrowers, the other Loan Parties, the Agent and the Lenders, and in the case of Section 10 hereof, the Released Parties, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Released Parties under Section 10 hereof) are hereby expressly disclaimed.
Section 13.    Severability.
The invalidity, illegality or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.
Section 14.    Governing Law, Jurisdiction; Waiver of Jury Trial.
Sections 10.14 and 10.15 of the Credit Agreement apply to this Agreement, mutatis mutandis.
Section 15.    Amendments.
The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the express prior written consent of the Loan Parties, the Agent and the Majority Specified Lenders.
Section 16.    Time of Essence.
Time is of the essence in the performance of each of the obligations of the Borrowers and the other Loan Parties hereunder and with respect to all conditions to be satisfied by such parties.

Section 17.    Good Faith Cooperation; Further Assurances.
Each of the Loan Parties hereby agrees to execute and deliver from time to time such other documents and take such other actions as may be reasonably necessary in order to effectuate the terms hereof. The Parties shall cooperate with each other and with their respective counsel in good faith in connection with any steps required to be taken as part of their respective obligations under this Agreement.
Section 18.    Prior Negotiations; Entire Agreement.
This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement of the Parties with respect to the subject matter hereof, and supersedes all other prior negotiations, understandings or agreements with respect to the subject matter hereof.
Section 19.    Interpretation.
This Agreement is the product of negotiations of the Parties and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.
Section 20.    Counterparts.
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by electronic mail (e.g. “.pdf” or “.tif”) shall be effective as delivery of an original executed counterpart of this Agreement.
Section 21.    Section Titles.
The section and subsection titles contained in this Agreement are included for convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement between the Loan Parties, on the one hand, and Agent and the Consenting Lenders, on the other hand. Any reference in this Agreement to any “Section” refers, unless the context otherwise indicates, to a section of this Agreement
Section 22.    Notice of Covered Default. This Agreement and the matters set forth herein shall constitute written notice of the Covered Default for purposes of satisfaction of any disclosure requirement in the Credit Agreement, any Compliance Certificate or any other Loan Document requiring that the Loan Parties give notice of, certify as to the absence of, or otherwise disclose in writing the occurrence and/or continuance of any Default or Event of Default and the failure of any Loan Party prior to, on or after the date hereof to deliver any such notice, certification or other disclosure shall not constitute a Default or Event of Default under the Credit Agreement. The Borrowers (along with their advisors) are in ongoing discussions with the Lenders and their advisors regarding the Covered Default and a long-term solution.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

C&J ENERGY PRODUCTION SERVICES-CANADA LTD. (formerly Nabors Production Services Ltd.)
C&J ENERGY SERVICES LTD.
C&J ENERGY SERVICES, INC.
C&J SPEC-RENT SERVICES, INC.
C&J WELL SERVICES, INC. (formerly Nabors Completion & Production Services Co.) CJ HOLDING CO.

By: /s/ Randall C. McMullen, Jr.
Name: Randall C. McMullen, Jr.
Title: Chief Executive Officer, President and Chief Financial Officer

BLUE RIBBON TECHNOLOGY, INC
C&J VLC, LLC
KVS TRANSPORTATION, INC.
MOBILE DATA TECHNOLOGIES LTD.
TOTAL E&S, INC.

By: /s/ Randall C. McMullen, Jr.
Name: Randall C. McMullen, Jr.
Title: Chief Executive Officer, President and Chief Financial Officer

ESP COMPLETION TECHNOLOGIES LLC
TELLUS OILFIELD INC.
TIGER CASED HOLE SERVICES, INC.

By: /s/ Randall C. McMullen, Jr.
Name: Randall C. McMullen, Jr.
Title: Chief Financial Officer

[Signature Page to Temporary Limited Waiver Agreement]

C&J CORPORATE SERVICES (BERMUDA) LTD.

By: /s/ Randall C. McMullen, Jr.
Name: Randall C. McMullen, Jr.
Title: Director

CJ LUX HOLDINGS S.À R.L.
PENNY GLOBAL HOLDINGS S.A R.L
PENNY GLOBAL LEASING S.A R.L
PENNY LUXEMBOURGE FINANCING S.A R.L.
PENNY TECHNOLOGIES S.A R.L.

By: /s/ Danielle Hunter
Name: Danielle Hunter
Title: Type A Manager

COPPER IRELAND FINANCING I LTD.
COPPER IRELAND AND FINANCING II LTD.

By: /s/ Danielle Hunter
Name: Danielle Hunter
Title: Director

C&J INTERNATIONAL B.V.

By: /s/ Danielle Hunter
Name: Danielle Hunter
Title: Managing Director A

C&J INTERNATIONAL MIDDLE EAST FZCO

By: /s/ Angus Fraser
Name: Angus Fraser
Title: General Manager

[Signature Page to Temporary Limited Waiver Agreement]

BANK OF AMERICA, N.A., as Agent

By: /s/ Maurice Washington
Name: Maurice Washington
Title: Vice President

[Signature Page to Temporary Limited Waiver Agreement]